Exhibit 99.1

ChannelAdvisor Reports Third Quarter 2019 Results;
Adjusted EBITDA Significantly Exceeds Guidance
Quarterly Adjusted EBITDA Margin More than Doubles on a Y/Y Basis

Research Triangle Park, NC - November 7, 2019 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable brands and retailers to increase global sales, today reported financial results for the quarter ended September 30, 2019.

"We are pleased with our solid performance for the third quarter," said David Spitz, Chief Executive Officer of ChannelAdvisor. "Revenues were in line with our guidance range, and the work we did to improve profitability began to yield positive results with Adjusted EBITDA substantially exceeding our previous guidance and more than doubling as a percentage of revenue compared to the same period last year. With a focus on our key customer segment of brands, the strong performance by our international operations, and the investments we are making in our U.S. sales organization, we believe we are positioned to achieve improved revenue growth and continued margin expansion over time."

Third Quarter 2019 Financial Results

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Revenue: Total revenue was $31.7 million for the third quarter 2019, a decrease of 2.0% from the year-ago period. Fixed subscription fees were $25.8 million, or 81.5% of total revenue, an increase of 0.5% from the year-ago period. Variable subscription fees were $5.9 million, or 18.5% of total revenue, a decrease of 11.7% from the year-ago period.

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Gross Profit: GAAP gross profit was $24.4 million, representing a 77.1% gross margin for the third quarter 2019, compared with $24.7 million and 76.5%, respectively, for the year-ago period. Non-GAAP gross profit was $24.8 million, representing a 78.4% non-GAAP gross margin for the third quarter 2019, compared with $25.0 million and 77.4%, respectively, for the year-ago period.

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Net Income (Loss): GAAP net income was $1.7 million for the third quarter 2019, compared with GAAP net loss of $(2.3) million for the year-ago period. Basic and diluted GAAP net income per share was $0.06 based on 28.0 million and 28.8 million basic and diluted weighted average shares outstanding, respectively, for the third quarter 2019, compared with GAAP net loss of $(0.08) based on 27.3 million weighted average shares outstanding for the year-ago period.

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Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, was $5.2 million for the third quarter 2019, compared with $2.3 million for the year-ago period. For a description of this and other non-GAAP measures included in this press release, including their potential limitations, see “Non-GAAP Financial Measures” below.

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Cash: Cash and cash equivalents totaled $48.2 million as of September 30, 2019, compared with $47.2 million as of December 31, 2018. Cash generated from operations was $3.0 million and $7.5 million for the three and nine months ended September 30, 2019, compared with $0.1 million and $1.1 million for the year-ago periods. Free cash flow, a non-GAAP measure, was $1.8 million

Exhibit 99.1

and $4.8 million for the three and nine months ended September 30, 2019, respectively, compared with $(1.1) million for both the three and nine months ended September 30, 2018.
Recent Operating Highlights

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Full Adoption of New Platform User Experience: Achieved full user adoption of the new platform user experience, which launched in April 2019. The new user experience, which has been met with positive customer feedback, improves the ease of use of the Marketplaces platform serving to support faster time to value, customer retention, and indirect sales channel efforts.

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Progress on Cost-Effective, Self-Service Product Approach:  Continued efforts to improve self-service approach to expand the Company’s addressable market and cost effectively bring certain enterprise capabilities to customers. In October, commercially launched ChannelAdvisor Elevate for Amazon, a new standalone repricer sold through the Amazon App Store with zero-touch sign up and self-service onboarding, and made progress on the development of a Starter Edition version of the Company’s marketplaces capabilities expected to be launched in 2020 through strategic partners.

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Improved Average Revenue per Customer (ARPC): ARPC, calculated on a trailing twelve-month basis, was $47,005 for the twelve months ended September 30, 2019, compared with $46,073 in the year-ago period.

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Increasing Number of Brands Customers: Total customer count was 2,718 as of September 30, 2019, compared with 2,815 customers as of September 30, 2018. The decline in customer count was predominantly retail while the number of brands increased during the period. Brands customers comprised over 20% of the total customer base as of September 30, 2019.

Financial Outlook
Based on the information available as of today, ChannelAdvisor is issuing guidance for its fourth quarter 2019 and updating guidance for the full year 2019 from amounts previously provided on August 8, 2019.

(in millions)	Q4 2019	Full Year 2019 (updated as of today)	Full Year 2019 (previous, as of August 8, 2019)
Revenue	$33.8 - $34.8	$129.0 - $130.0	$129.0 - $131.0
Adjusted EBITDA	$7.2 - $7.7	$18.0 - $18.5	$17.0 - $18.5
Stock-based Compensation Expense	$1.7 - $2.1	$8.7 - $9.1	$9.8 - $10.2
Weighted Average Shares Outstanding	28.1	27.9	27.9
Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.
Conference Call Information

What:	ChannelAdvisor Third Quarter 2019 Financial Results Conference Call
When:	Thursday, November 7, 2019
Time:	8:00 a.m. ET
Live Call:	(855) 638-4821, Passcode 1874998, Toll free
(704) 288-0612, Passcode 1874998, Toll
Webcast:	http://ir.channeladvisor.com (live and replay)

Exhibit 99.1

Key Financial and Operating Metrics
Average revenue per customer is revenue for a particular period divided by the average monthly number of customers during the period, which is calculated by taking the sum of the number of customers at the end of each month in the period and dividing by the number of months in the period.
Number of customers includes all customers who subscribe to at least one of our solutions, as well as strategic partners from which we receive revenue.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA, free cash flow, non-GAAP gross profit and non-GAAP gross margin. Adjusted EBITDA excludes depreciation, amortization, income tax expense, net interest expense, stock-based compensation expense, and for the three and nine months ended September 30, 2019, non-recurring severance and related costs. Free cash flow is cash flow from operations, reduced by purchases of property and equipment and payment of software development costs. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and for the three and nine months ended September 30, 2019, non-recurring severance and related costs.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading e-commerce cloud platform whose mission is to connect and optimize the world’s commerce. For nearly two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with consumers around the world, optimizing their operations for peak performance and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their sales and optimize fulfillment on channels such as Amazon, eBay, Facebook, Google, Walmart, and hundreds more. For more information, visit www.channeladvisor.com.

Exhibit 99.1

Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance for the fourth quarter and full year 2019, potential benefits of our reorganization of operations and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2019, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our international operations; our ability to align our expenses with revenue; and risks related to security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.

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Investor Contact:
Traci Mangini
ChannelAdvisor Corporation
traci.mangini@channeladvisor.com
919-228-4886

Media Contact:
Tamara Gibbs
ChannelAdvisor Corporation
tamara.gibbs@channeladvisor.com
919-249-9798

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$48,226	$47,185
Accounts receivable, net of allowance of $848 and $652 as of September 30, 2019 and December 31, 2018, respectively	21,292	23,436
Prepaid expenses and other current assets	8,231	9,248
Total current assets	77,749	79,869
Operating lease right of use assets	12,030	—
Property and equipment, net	10,249	12,007
Goodwill	23,486	23,486
Intangible assets, net	1,438	1,894
Deferred contract costs, net of current portion	12,667	11,336
Long-term deferred tax assets, net	3,486	4,162
Other assets	784	1,515
Total assets	$141,889	$134,269
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,339	$1,598
Accrued expenses	8,958	9,358
Deferred revenue	21,803	24,205
Other current liabilities	6,455	3,569
Total current liabilities	38,555	38,730
Long-term operating leases, net of current portion	10,597	—
Long-term finance leases, net of current portion	—	1,404
Lease incentive obligation	—	2,154
Other long-term liabilities	970	2,343
Total liabilities	50,122	44,631
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 28,058,807 and 27,347,115 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	28	27
Additional paid-in capital	276,211	271,550
Accumulated other comprehensive loss	(2,302)	(1,707)
Accumulated deficit	(182,170)	(180,232)
Total stockholders' equity	91,767	89,638
Total liabilities and stockholders' equity	$141,889	$134,269

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$31,678	$32,324	$95,184	$96,429
Cost of revenue (1) (2)	7,251	7,606	21,876	21,934
Gross profit	24,427	24,718	73,308	74,495
Operating expenses (1) (2):
Sales and marketing	12,403	14,921	40,808	45,785
Research and development	4,803	5,350	15,161	16,989
General and administrative	5,440	6,688	19,272	19,847
Total operating expenses	22,646	26,959	75,241	82,621
Income (loss) from operations	1,781	(2,241)	(1,933)	(8,126)
Other income (expense):
Interest income (expense), net	205	120	599	351
Other income (expense), net	(44)	22	(32)	2
Total other income (expense)	161	142	567	353
Income (loss) before income taxes	1,942	(2,099)	(1,366)	(7,773)
Income tax expense	213	188	572	435
Net income (loss)	$1,729	$(2,287)	$(1,938)	$(8,208)
Net income (loss) per share:
Basic	$0.06	$(0.08)	$(0.07)	$(0.30)
Diluted	$0.06	$(0.08)	$(0.07)	$(0.30)
Weighted average common shares outstanding:
Basic	28,049,199	27,294,134	27,824,696	27,073,332
Diluted	28,754,679	27,294,134	27,824,696	27,073,332

(1) Includes stock-based compensation as follows:
Cost of revenue	$169	$298	$745	$607
Sales and marketing	—	1,003	1,773	2,483
Research and development	454	581	1,696	1,585
General and administrative	178	1,092	2,786	3,348
	$801	$2,974	$7,000	$8,023

(2) Includes depreciation and amortization as follows:
Cost of revenue	$1,046	$919	$2,947	$2,671
Sales and marketing	205	224	607	658
Research and development	94	92	277	280
General and administrative	319	315	975	900
	$1,664	$1,550	$4,806	$4,509

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(1,938)	$(8,208)
Adjustments to reconcile net loss to cash and cash equivalents provided by operating activities:
Depreciation and amortization	4,806	4,509
Bad debt expense	911	1,036
Stock-based compensation expense	7,000	8,023
Deferred income taxes	513	373
Other items, net	43	(667)
Changes in assets and liabilities:
Accounts receivable	1,007	4,451
Prepaid expenses and other assets	2,282	10,588
Deferred contract costs	(2,661)	(5,325)
Accounts payable and accrued expenses	(2,112)	(11,164)
Deferred revenue	(2,337)	(2,514)
Cash and cash equivalents provided by operating activities	7,514	1,102
Cash flows from investing activities
Purchases of property and equipment	(755)	(1,586)
Payment of internal-use software development costs	(1,972)	(579)
Cash and cash equivalents used in investing activities	(2,727)	(2,165)
Cash flows from financing activities
Repayment of finance leases	(2,357)	(2,092)
Proceeds from exercise of stock options	968	1,086
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(2,101)	(2,130)
Cash and cash equivalents used in financing activities	(3,490)	(3,136)
Effect of currency exchange rate changes on cash and cash equivalents	(256)	(333)
Net increase (decrease) in cash and cash equivalents	1,041	(4,532)
Cash and cash equivalents, beginning of period	47,185	53,422
Cash and cash equivalents, end of period	$48,226	$48,890

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$31,678	$32,324	$95,184	$96,429

Gross profit (GAAP)	$24,427	$24,718	$73,308	$74,495
Plus: Stock-based compensation expense included within cost of revenue	169	298	745	607
Plus: Non-recurring severance and related costs included within cost of revenue	238	—	238	—
Gross profit (Non-GAAP)	$24,834	$25,016	$74,291	$75,102
Gross margin (GAAP)	77.1%	76.5%	77.0%	77.3%
Gross margin (Non-GAAP)	78.4%	77.4%	78.0%	77.9%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating expenses (GAAP)	$22,646	$26,959	$75,241	$82,621
Less: Stock-based compensation expense included within operating expenses	632	2,676	6,255	7,416
Less: Non-recurring severance and related costs included within operating expenses	727	—	727	—
Operating expenses (Non-GAAP)	$21,287	$24,283	$68,259	$75,205

Reconciliation of GAAP Income (Loss) from Operations and GAAP Operating Margin to Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin
(unaudited; dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$31,678	$32,324	$95,184	$96,429

Income (loss) from operations (GAAP)	$1,781	$(2,241)	$(1,933)	$(8,126)
Plus: Stock-based compensation expense	801	2,974	7,000	8,023
Plus: Non-recurring severance and related costs	965	—	965	—
Income (loss) from operations (Non-GAAP)	$3,547	$733	$6,032	$(103)
Operating margin (GAAP)	5.6%	(6.9)%	(2.0)%	(8.4)%
Operating margin (Non-GAAP)	11.2%	2.3%	6.3%	(0.1)%

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss) (GAAP)	$1,729	$(2,287)	$(1,938)	$(8,208)
Plus: Stock-based compensation expense	801	2,974	7,000	8,023
Plus: Non-recurring severance and related costs	965	—	965	—
Net income (loss) (Non-GAAP)	$3,495	$687	$6,027	$(185)

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss) (GAAP)	$1,729	$(2,287)	$(1,938)	$(8,208)
Adjustments:
Interest (income) expense, net	(205)	(120)	(599)	(351)
Income tax expense	213	188	572	435
Depreciation and amortization expense	1,664	1,550	4,806	4,509
Total adjustments	1,672	1,618	4,779	4,593
EBITDA	3,401	(669)	2,841	(3,615)
Stock-based compensation expense	801	2,974	7,000	8,023
Non-recurring severance and related costs	965	—	965	—
Adjusted EBITDA	$5,167	$2,305	$10,806	$4,408

Free Cash Flow Reconciliation
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash and cash equivalents provided by operating activities	$2,984	$70	$7,514	$1,102
Less: Purchases of property and equipment	(506)	(930)	(755)	(1,586)
Less: Payment of software development costs	(679)	(289)	(1,972)	(579)
Free cash flow	$1,799	$(1,149)	$4,787	$(1,063)

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
	Fourth Quarter 2019		Full Year 2019
	Low	High	Low	High
Net income (estimate)	$3.5	$4.7	$1.5	$2.7
Adjustments (estimates):
Interest (income) expense, net	(0.1)	(0.2)	(0.7)	(0.8)
Income tax expense	0.1	0.0	0.7	0.6
Depreciation and amortization expense	1.6	1.5	6.4	6.3
Total adjustments	1.6	1.3	6.4	6.1
EBITDA	5.1	6.0	7.9	8.8
Stock-based compensation expense (estimate)	2.1	1.7	9.1	8.7
Non-recurring severance and related costs (estimate)	0.0	0.0	1.0	1.0
Adjusted EBITDA guidance	$7.2	$7.7	$18.0	$18.5